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                                                                    Exhibit 99.3

                         MANGOSOFT, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

       UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT INFORMATION
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                                          MangoSoft,   MangoSoft       Pro Forma          Pro Forma
                                                             Inc.     Corporation     Adjustments         Combined
                                                             ----     -----------     -----------         --------
Revenues                                                   $     --   $     7,991      $       --         $   7,991
Cost of revenues                                                 --           363              --               363
                                                           --------   -----------      ----------       -----------
     Gross margin                                                --         7,628              --             7,628

Costs and expenses:
   Research and development                                      --     2,097,751              --         2,097,751
   Selling and marketing                                         --        59,625              --            59,625
   General and administrative                                   638     1,319,479            (100)  A     1,320,017
   Consulting fees to related parties                            --        19,603              --            19,603
                                                           --------   -----------      ----------       -----------
     Total costs and expenses                                   638     3,496,458            (100)        3,496,996

Loss from operations                                           (638)   (3,488,830)           (100)       (3,489,368)

Interest income                                                  --         3,271             --              3,271
Interest expense:
   Related parties                                               --      (166,109)        166,109  B             --
   Other parties                                                 --       (76,833)         65,731  B        (11,102)
                                                           --------   -----------      ----------       -----------
     Total interest expense                                      --      (242,942)        166,109           (11,102)
Other expense, net                                               --          (715)             --              (715)
                                                           --------   -----------      ----------       -----------

Net loss (income)                                              (638)   (3,729,216)        166,209        (3,497,914)
Accretion of redeemable preferred stock                          --    (1,413,692)      1,413,692  C             --
                                                           --------   -----------      ----------       -----------
Net loss applicable to common stockholders                 $   (638)  $(5,142,908)     $1,579,901       $(3,497,914)
                                                           ========   ===========      ==========       ===========

Net loss per common share - basic and diluted              $  (0.00)  $     (6.76)                        $   (0.19)
                                                           ========   ===========                       ===========

Weighted average shares outstanding - basic and
diluted                                                     908,300       761,250                        18,883,998
                                                           ========   ===========                       ===========

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NOTES TO THE JUNE 30, 1999 UNAUDITED PRO FORMA CONDENSED COMBINED INCOME
STATEMENTS

A   To eliminate MangoSoft, Inc.'s amortization of organizational costs.

B To eliminate the interest expense as a result of the conversion of the 12% senior secured convertible notes into common stock at the time of the merger.

C To eliminate the accretion of the redeemable convertible preferred stock, which were converted into common shares of MangoSoft, Inc. at the time of the merger.